Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES THIRD QUARTER

RESULTS AND PROVIDES UPDATE TO TOTAL YEAR GUIDANCE

THE WOODLANDS, Texas, November 8, 2018 / PR Newswire / - TETRA Technologies, Inc. (“TETRA”) (NYSE:TTI) today announced consolidated third quarter 2018 net loss per share before discontinued operations attributable to TETRA stockholders of $0.06.  This compares to consolidated net loss of $0.05 per share before discontinued operations attributable to TETRA stockholders in the second quarter of 2018, and earnings per share before discontinued operations attributable to TETRA stockholders of $0.03 in the third quarter of 2017.

TETRA's adjusted per share results attributable to TETRA stockholders for the third quarter of 2018, before discontinued operations excluding special items, were net loss per share of $0.02.  This compares to adjusted earnings per share of $0.03 in the second quarter of 2018 and adjusted earnings per share of $0.04 in the third quarter of 2017, both before discontinued operations, which exclude special items detailed later in this news release.

Third quarter 2018 revenue before discontinued operations was $256.9 million, a decrease of 1% from the second quarter of 2018 and an increase of 40% from the third quarter of last year.

(Adjusted earnings/loss per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

Third Quarter 2018 Results
	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Thousands, Except per Share Amounts)
Revenue	$256,851	$260,072	$183,677
Loss before discontinued operations	(12,852)	(12,132)	(857)
Adjusted EBITDA before discontinued operations(1)	41,803	46,285	41,710
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.06)	(0.05)	0.03
Adjusted EPS attributable to TETRA stockholders(1)	(0.02)	0.03	0.04
GAAP net cash provided by operating activities	13,760	19,134	37,395
TETRA only adjusted free cash flow from continuing operations(1)	(558)	18,018	17,268

   (1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Third Quarter Highlights include:

•

Consolidated Adjusted EBITDA before discontinued operations of $41.8 million (16.3% of revenue) decreased sequentially by $4.5 million due to the benefit in the second quarter of an early production facility sale and seasonal Northern Europe industrial chemical sales.  Profit before taxes from continuing operations was a loss of $12.9 million.

•

Water & Flowback Services Adjusted EBITDA of $15.9 million declined from $20.1 million in the second quarter primarily reflecting the benefit in the second quarter of an early production facility sale overseas.  Revenue increased sequentially in the Company’s US Water & Flowback Services business and generated Adjusted EBITDA margins above the segment margins.  The Company continues to see strength in the Rockies, MidCon and Marcellus/Utica markets.  Profit before taxes was $5.8 million, 7.4% of revenue.

•

Completion Fluids & Products Adjusted EBITDA of $12.5 million compares to $13.7 million in the second quarter.  Improved offshore profitability (Gulf of Mexico and international) was offset by the decline following the second quarter peak activity levels of industrial chemical sales in Northern Europe.  Profit before taxes was $8.7 million, 13.8% of revenue.

•

Compression Services Adjusted EBITDA increased to $24.6 million from $22.4 million in the second quarter due to higher equipment sales and stronger after-market activity.  Loss before taxes was $7.8 million.   The compression segment continues to see improving activity levels from equipment being deployed into gathering systems, new equipment orders and backlog and higher demand for aftermarket services.   New equipment orders during the third quarter were $71 million, increasing the backlog to $140 million.  Utilization of the service fleet increased from 85.0% in the second quarter to 86.3% in the third quarter.

Stuart M. Brightman, TETRA’s Chief Executive Officer, stated, “In the third quarter we saw several of our segments perform at or above our expectations.  Water & Flowback Services revenue in the United States increased sequentially on the back of stronger activity outside the Permian Basin and with the traction we are gaining with our integrated water management offering.  Offshore completion fluids revenue increased significantly from the second quarter with stronger activity levels in the Gulf of Mexico and internationally. Compression revenue increased sequentially by 15% on higher equipment sales and stronger aftermarket services.  These improvements only partially offset the strong second quarter that included an early production facility sale overseas and the benefit of the seasonally strong North Europe industrial chemical sales.

“Water & Flowback Services third quarter 2018 revenue decreased 6.1% sequentially to $78.6 million primarily due to an early production facility sale in the second quarter. Although rig count in the Permian was up only 4% quarter on quarter,  DUC’s increased 19% and we experienced some shifting of customer completion schedules which impacted our utilization for the quarter while also ramping up for Integrated projects well ahead of schedule.  Our initiative to automate and integrate the water management requirements of our customers has gained traction following the acquisition of SwiftWater.  During the third and fourth quarter, we have or will be providing an integrated solution on 11 different projects across three different basins. These integrated solutions are allowing us to differentiate ourselves and to provide more cost effective and efficient solutions to our customers.  In preparation for these activities, we incurred costs in the third quarter to position us to capitalize on these integrated opportunities, which is contributing to the early part of the fourth quarter running at stronger levels than early in the third quarter. In the fourth quarter we are estimating that approximately 25% of our Permian Basin revenue will be from integrated projects.

“Completion Fluids & Products revenue was $63.1 million for the third quarter of 2018, a decrease of 17.6% from the second quarter of 2018 following the industrial chemical sales seasonal peak in Northern Europe.  During the third quarter we experienced stronger offshore volumes in the Gulf of Mexico and internationally than in the second quarter.  The TETRA CS Neptune® completion fluid projects that were expected for the fourth quarter have been delayed as the associated drilling programs have extended longer than anticipated by our customers as well as their decision to batch drill and then complete.  Our efforts working with Halliburton to identify additional TETRA CS Neptune® completion fluid opportunities continues to gain traction by expanding the pipeline of opportunities. Since last quarter two new joint Halliburton projects have moved into the customer testing and qualification phase for their projects.

“Third quarter 2018 Compression revenue increased 15% sequentially to $115.3 million and continues to show a strong market environment.  Compression Services gross margin, which excludes depreciation, improved to 47.2% in the third quarter from 46.2% in the second quarter of 2018.  New equipment orders of $71 million were received in the third quarter reflecting our customers’ continued strong demand for compression to move associated gas.  Our backlog was $140 million at the end of the third quarter, up $38 million from the end of the second quarter.   Compression loss before taxes for the third quarter of 2018 was $7.8 million compared to an $8.7 million loss for the second quarter of 2018.  Adjusted EBITDA was $24.6 million in the third quarter, compared to $22.4 million in the second quarter.  On October 20, 2018, CSI Compressco LP declared a cash distribution attributable to the third quarter of 2018 of $0.1875 per outstanding common unit, which will be paid on November 14, 2018 to common unitholders of record as of the close of business on November 1, 2018.  The distribution coverage ratio for the third quarter of 2018 was 1.07X.”

Free Cash Flow and Balance Sheet

Consolidated net cash from operating activities for the third quarter of 2018 was $13.8 million.  TETRA only adjusted free cash flow in the third quarter was a use of $558,000.  Consolidated net debt was $769 million, while TETRA only net debt was $162.7 million.  At the end of the third quarter TETRA only cash on hand was $28 million.

Special items

Special items, including Discontinued Operations, incurred in the third quarter, as detailed on Schedule E, include the following:

•	$2.9 million non-cash asset impairment expense
•	$1.0 million financing costs charged to expense
•	$0.6 million non-cash gain for a fair value adjustment of the SwiftWater earn-out obligation.
•	$0.2 million non-cash gain for stock warrant fair value adjustments
•	$0.5 million non-cash expense for the fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	$0.4 million of other expenses

Additionally, a normalized tax rate of 21% is reflected in Adjusted Net Income, as shown on Schedule E.

Total Year 2018 Guidance Update

We expect total year 2018 revenue from continuing operations to be between $975 million and $1.0 billion.  We further expect consolidated Adjusted EBITDA of between $155 million and $165 million, down from the prior guidance of $170 million and $190 million. The updated Adjusted EBITDA reflects the delay of the TETRA CS Neptune® completion fluid projects that were previously anticipated to occur in the fourth quarter of this year and the weaker third quarter.  Total year 2018 projected loss before taxes is expected to be between $45 million and $53 million, compared to the prior guidance of $16.9 and $35.9 million. Total year 2018 projected loss before taxes includes impairments and special charges of $14.1 million.

Projected total year 2018 capital expenditures for TETRA only are expected to be between $40 million and $50 million. Total year 2018 CSI Compressco capital expenditures are expected to be between $110 million and $120 million inclusive of maintenance capital expenditures of between $18 million and $20 million.

            Projected total year TETRA only free cash flow is expected to be between break-even and $5 million inclusive of distributions from CSI Compressco.

            Schedule J reconciles projected adjusted EBITDA to profit before taxes.

Conference Call

TETRA will host a conference call to discuss these results today, November 8, 2018, at 10:30 a.m. ET. The phone number for the call is 1-888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10115964, for one week following the conference call and the archived webcast call will be available through the Company’s website for 30 days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman

Ph: 281-367-1983

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement (unaudited)

Schedule B: Financial Results By Segment (unaudited)

Schedule C: Consolidated Balance Sheet (unaudited)

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation of TETRA Net Debt

Schedule H: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations

Schedule J: Non-GAAP Reconciliation to Projected 2018 Adjusted EBITDA

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected benefits from the acquisition of SwiftWater Energy Services and expected results of operational business segments for 2018, including levels of cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Thousands, Except per Share Amounts)
Revenues	$256,851	$183,677	$716,304	$523,017

Cost of sales, services, and rentals	183,121	117,436	511,370	355,279
Depreciation, amortization, and accretion	29,460	25,942	84,880	78,250
Impairments of long-lived assets	2,940	—	2,940	—
Insurance recoveries	—	(2,352)	—	(2,352)
Total cost of revenues	215,521	141,026	599,190	431,177
Gross profit	41,330	42,651	117,114	91,840

General and administrative expense	34,446	29,685	98,866	85,896
Interest expense, net	18,894	14,654	52,246	42,749
Warrants fair value adjustment (income) expense	(179)	(47)	22	(11,568)
CCLP Series A Preferred Units fair value adjustment (income) expense	498	(1,137)	1,344	(4,340)
Litigation arbitration award income	—	—	—	(12,816)
Other (income) expense, net	619	(425)	7,203	811
Loss before taxes and discontinued operations	(12,948)	(79)	(42,567)	(8,892)
Provision (benefit) for income taxes	(96)	778	3,474	4,176
Loss before discontinued operations	(12,852)	(857)	(46,041)	(13,068)
Discontinued operations:
Income (loss) from discontinued operations (including 2018 loss on disposal of $33.8 million), net of taxes	796	(481)	(40,931)	(14,141)
Net loss	(12,056)	(1,338)	(86,972)	(27,209)
Loss attributable to noncontrolling interest	5,120	4,483	20,423	16,900
Income (loss) attributable to TETRA stockholders	$(6,936)	$3,145	$(66,549)	$(10,309)

Basic per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.06)	$0.03	$(0.21)	$0.03
Income (loss) from discontinued operations attributable to TETRA stockholders	$0.00	$0.00	$(0.33)	$(0.12)
Net income (loss) attributable to TETRA stockholders	$(0.06)	$0.03	$(0.54)	$(0.09)
Weighted average shares outstanding	125,689	114,563	123,557	114,375

Diluted per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.06)	$0.03	$(0.21)	$0.03
Income (loss) from discontinued operations attributable to TETRA stockholders	$0.00	$0.00	$(0.33)	$(0.12)
Net income (loss) attributable to TETRA stockholders	$(0.06)	$0.03	$(0.54)	$(0.09)
Weighted average shares outstanding	125,689	114,569	123,557	114,375

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$63,073	$71,323	$192,733	$201,546
Water & Flowback Services Division	78,568	41,048	223,289	110,313
Compression Division	115,261	71,611	300,607	212,482
Eliminations and other	(51)	(305)	(325)	(1,324)
Total revenues	$256,851	$183,677	$716,304	$523,017

Gross profit (loss) by segment:
Completion Fluids & Products Division	$13,129	$26,415	$34,211	$60,104
Water & Flowback Services Division	11,522	5,348	41,556	7,350
Compression Division	16,847	11,015	41,820	24,711
Corporate overhead and eliminations	(168)	(127)	(473)	(325)
Total gross profit	$41,330	$42,651	$117,114	$91,840

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$8,713	$21,398	$21,143	$57,486
Water & Flowback Services Division	5,809	2,088	20,668	(3,098)
Compression Division	(7,844)	(7,014)	(30,517)	(27,527)
Corporate overhead and eliminations	(19,626)	(16,551)	(53,861)	(35,753)
Total income (loss) before taxes	$(12,948)	$(79)	$(42,567)	$(8,892)

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	September 30, 2018	December 31, 2017
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$53,899	$26,128
Accounts receivable, net	188,830	144,051
Inventories	150,638	115,438
Assets of discontinued operations	1,301	34,879
Other current assets	19,794	17,858
PP&E, net	845,181	809,432
Long-term assets of discontinued operations	—	86,255
Other assets	132,596	74,573
Total assets	$1,392,239	$1,308,614

Liabilities of discontinued operations	$3,570	$25,688
Other current liabilities	178,886	148,026
Long-term debt (1)	822,905	629,855
Asset retirement obligations, net of current portion	12,014	11,738
CCLP Series A Preferred	36,944	61,436
Warrant liability	13,224	13,202
Long-term liability of discontinued operations	—	48,225
Other long-term liabilities	18,507	17,883
Equity	306,189	352,561
Total liabilities and equity	$1,392,239	$1,308,614

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank asset-based credit agreement and term credit agreement, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	September 30, 2018	December 31, 2017
	(In Thousands)
TETRA
Asset-Based Credit Agreement	$8,301	$—
Term Credit Agreement	182,124	—
Bank revolving line of credit facility	—	—
TETRA 11% Senior Note	—	117,679
TETRA total debt	190,425	117,679
Less current portion	—	—
TETRA total long-term debt	$190,425	$117,679

CSI Compressco LP
Bank Credit Facility	$—	$223,985
New Credit Agreement	—	—
7.25% Senior Notes	289,391	288,191
7.50% Senior Notes	343,089	—
Total debt	632,480	512,176
Less current portion	—	—
CCLP total long-term debt	$632,480	$512,176
Consolidated total long-term debt	$822,905	$629,855

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, and special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special charges, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items

	Three Months Ended
	September 30, 2018
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(8,823)	$(1,854)	$(4,646)	$(2,323)	$(0.02)
Stock warrant fair value adjustment	179	38	—	141	0.00
Convertible Series A preferred fair value adjustments	(498)	(105)	(362)	(31)	0.00
Other costs and expenses	(426)	(89)	(112)	(225)	0.00
Earnout Adjustment	600	126	—	474	0.00
Financing costs	(1,040)	(218)	—	(822)	(0.01)
Asset Impairment	(2,940)	(617)	—	(2,323)	(0.02)
Effect of deferred tax valuation allowance and other related tax adj.	—	2,623	—	(2,623)	(0.02)
Net income (loss) before discontinued operations	(12,948)	(96)	(5,120)	(7,732)	(0.06)
Income from Discontinued operations				796	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(6,936)	$(0.06)

	Three Months Ended
	June 30, 2018
	Income (loss) before taxes and discontinued operations	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(3,620)	$(343)	$(6,593)	$3,316	$0.03
Severance expense	(43)	(9)	(9)	(25)	0.00
Stock warrant fair value adjustment	(2,195)	(461)	—	(1,734)	(0.01)
Convertible Series A preferred fair value adjustments	512	108	414	(10)	0.00
Other costs and expenses	(40)	(8)	—	(32)	0.00
Earnout Adjustment	(4,300)	(903)	—	(3,397)	(0.03)
Effect of deferred tax valuation allowance and other related tax adj.	—	4,062	—	(4,062)	(0.03)
Net income (loss) before discontinued operations	(9,686)	2,446	(6,188)	(5,944)	(0.05)
Loss from Discontinued operations				(21)	(0.00)
Net Income (loss) attributable to TETRA stockholders, as reported				$(5,965)	$(0.05)

	Three Months Ended
	September 30, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges	$(656)	$(79)	$(4,931)	$4,354	$0.04
Severance expense	(24)	(7)	(5)	(12)	0.00
Stock warrant fair value adjustment	47	14	—	33	0.00
Convertible Series A preferred offering cost and fair value adjustments	1,137	341	824	(28)	0.00
ERP implementation costs	(583)	(175)	(371)	(37)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	684	—	(684)	(0.01)
Net income (loss) before discontinued operations	(79)	778	(4,483)	3,626	0.03
Loss from Discontinued Operations				(481)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$ 3,145	$0.03

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	September 30, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA

Completion Fluids & Products Division			$8,713	$—	$8,713	$(70)	$3,846	$—	$12,489
Water & Flowback Services Division			5,809	2,340	8,149	5	7,765	—	15,919
Compression Division			(7,844)	675	(7,169)	13,690	17,682	367	24,570
Eliminations and other			5	—	5	1	(5)	—	1
Subtotal			6,683	3,015	9,698	13,626	29,288	367	52,979
Corporate and other			(19,631)	1,111	(18,520)	5,268	172	1,904	(11,176)
TETRA excluding Discontinued Operations	$(12,852)	$(96)	$(12,948)	$4,126	$(8,822)	$18,894	$29,460	$2,271	$41,803

	Three Months Ended
	June 30, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA

Completion Fluids & Products Division			$9,981	$—	$9,981	$(131)	$3,875	$—	$13,725
Water & Flowback Services Division			8,311	4,330	12,641	(1)	7,497	—	20,137
Compression Division			(8,655)	(499)	(9,154)	13,634	17,448	496	22,424
Eliminations and other			4	—	4	—	(5)	—	(1)
Subtotal			9,641	3,831	13,472	13,502	28,815	496	56,285
Corporate and other			(19,327)	2,236	(17,091)	4,877	164	2,050	(10,000)
TETRA excluding Discontinued Operations	$(12,132)	$2,446	$(9,686)	$6,067	$(3,619)	$18,379	$28,979	$2,546	$46,285

	Three Months Ended
	September 30, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA

Completion Fluids & Products Division			$21,398	$12	$21,410	$(8)	$4,055	$—	$24,457
Water & Flowback Services Division			2,088	—	2,088	(47)	4,400	—	6,441
Compression Division			(7,014)	(545)	(7,559)	10,811	17,361	261	20,874
Eliminations and other			—	—	—	—	(4)	—	(4)
Subtotal			16,472	(533)	15,939	10,756	28,812	261	52,768
Corporate and other			(16,551)	(47)	(16,598)	3,898	130	1,512	(11,058)
TETRA excluding Discontinued Operations	$(857)	$778	$(79)	$(580)	$(659)	$14,654	$25,942	$1,773	$41,710

Schedule G: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of September 30, 2018, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	September 30, 2018
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$27.7	$26.2	$53.9

Carrying value of long-term debt:
Asset-Based Credit Agreement	8.3	—	8.3
Term Credit Agreement	182.1	—	182.1
Senior Notes outstanding	—	632.5	632.5
Net debt	$162.7	$606.3	$769.0

Schedule H: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(In Thousands)
Consolidated
Net cash provided by operating activities	$13,760	$19,134	$37,395
ARO settlements	—	—	53
Capital expenditures, net of sales proceeds	(39,172)	(38,318)	(11,538)
Consolidated adjusted free cash flow	$ (25,412)	$ (19,184)	$ 25,910

CSI Compressco LP
Net cash provided (used) by operating activities	$ 10,789	$ (3,908)	$ 13,218
Capital expenditures, net of sales proceeds	(30,902)	(30,223)	(2,236)
CSI Compressco free cash flow	$ (20,113)	$ (34,131)	$ 10,982

TETRA Only
Cash from operating activities	$ 2,971	$ 23,042	$ 24,177
ARO settlements	—	—	53
Capital expenditures, net of sales proceeds	(8,270)	(8,095)	(9,302)
Free cash flow before ARO settlements	(5,299)	14,947	14,928
Distributions from CSI Compressco LP	3,037	2,992	2,890
Adjusted TETRA only free cash flow	$ (2,262)	$ 17,939	$ 17,818

     * Includes the impact from discontinued operations.  See schedule I to exclude the impact from discontinued operations.

Schedule I: TETRA Only Adjusted Cash Flow From Continuing Operations

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

	(In Thousands)
TETRA Only
Cash from operating activities	$ 2,971	$ 23,042	$ 24,177

Less: Discontinued operations operating activities (adjusted EBITDA)(1)	(1,704)	(21)	2,796

Cash from continued operating activities	4,675	23,063	21,381

Less: Continuing operations capital expenditures(2)	(8,270)	(8,037)	(7,003)

Plus: Distributions from CSI Compressco LP	3,037	2,992	2,890

TETRA only adjusted free cash flow from continuing operations	$ (558)	$ 18,018	$ 17,268

(1) Reconciled to loss from discontinued operations as follows:	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

	(In Thousands)
Income (Loss) from discontinued operations	796	(21)	(481)
Plus: Income tax provision	—	—	19
Plus: Depreciation & amortization	—	—	3,258
Less: non recurring legal settlement payment	2,500	—	—
Less: Discontinued operations adjusted EBITDA	(1,704)	(21)	2,796

(2) Reconciled to TETRA only capital expenditures as follows:	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017

	(In Thousands)

TETRA only capital expenditures	(8,270)	(8,095)	(9,302)
Less: Discontinued operations capital expenditures	—	(58)	(2,299)
Plus: Continuing operations capital expenditures	(8,270)	(8,037)	(7,003)

Schedule J: Non-GAAP Reconciliation to Projected 2018 Adjusted EBITDA

EBITDA Reconciliation Table for Adjusted EBITDA of $155 million

	Adjusted EBITDA	Equity Comp Expense	DD&A	Interest Expense	Adj Income Before Tax	Impairments & Special Charges	Income (Loss) Before Tax
(In Millions)
Total Adjusted EBITDA	$ 155.0	$ 9.0	$ 110.5	$ 74.5	$ (39.0)	$ 14.1	$ (53.1)

EBITDA Reconciliation Table for Adjusted EBITDA of $165 million

	Adjusted EBITDA	Equity Comp Expense	DD&A	Interest Expense	Adj Income Before Tax	Impairments & Special Charges	Income (Loss) Before Tax
(In Millions)
Total Adjusted EBITDA	$ 165.0	$ 9.0	$ 112.5	$ 74.5	$ (31.0)	$ 14.1	$ (45.1)